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                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Wireless Facilities, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: November 9, 2001

     Entities:

Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                       By:      /s/ Edward F. Glassmeyer
                                                -----------------------------
                                                Edward F. Glassmeyer, as
                                                General Partner or
                                                Managing Member or as
                                                Attorney-in-fact for the
                                                above-listed entities
     Individuals:

Bandel L. Carano
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                       By:      /s/ Edward F. Glassmeyer
                                                -----------------------------
                                                Edward F. Glassmeyer,
                                                Individually and as
                                                Attorney-in-fact for the
                                                above-listed individuals